UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2021

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

                       Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer.

On January 27, 2021, the Board of Directors (the “Board”) of Verso Corporation (“Verso”) appointed Randy J. Nebel, Verso’s current interim President and Chief Executive Officer, as Verso’s President and Chief Executive Officer effective immediately. Mr. Nebel will also continue to serve as a member of the Board.

Biographical information for Mr. Nebel is included in Verso’s proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 29, 2020. There is no arrangement or understanding between Mr. Nebel and any other person pursuant to which Mr. Nebel was appointed as President and Chief Executive Officer, and Mr. Nebel has no family relationship with any director or executive officer of Verso. Mr. Nebel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Nebel’s appointment as President and Chief Executive Officer, the Compensation Committee of the Board (the “Committee”) confirmed that his annual base salary will remain at $780,000 per year, his target annual bonus will be 100% of his annual base salary (with his 2021 target annual bonus to be $780,000 without proration for the portion of the year he served as interim President and Chief Executive Officer), and the grant date fair value of Mr. Nebel’s 2021 annual long-term equity incentive award will be $2 million.  The Committee provided that Mr. Nebel could elect, and Mr. Nebel has elected, to receive 50% of any actual bonus for Mr. Nebel for 2021 (after applicable tax withholding) in fully vested shares of Verso common stock valued at the time of payment and awarded under Verso’s Performance Incentive Plan rather than in cash. Mr. Nebel’s 2021 annual long-term equity incentive awards will be granted when Verso grants its 2021 annual long-term equity incentive awards to its executives generally, and the award type(s) and mix, vesting conditions and other award terms will be the same as Verso’s annual long-term equity incentive awards for its executives generally. The Committee extended the previously-approved reimbursements for Mr. Nebel’s housing and vehicle accommodations in Ohio, and for travel to and from Ohio, through April 2021. Mr. Nebel will be eligible for relocation benefits in accordance with Verso’s relocation policy. Mr. Nebel will also be eligible to participate in all other benefit plans or programs provided to other senior executives of Verso in accordance with and subject to the terms and conditions of the applicable program.

On January 27, 2021, the Board also approved, and Verso and Mr. Nebel entered into, a Severance Agreement (the “Severance Agreement”). The Severance Agreement provides that if Mr. Nebel’s employment by Verso is terminated either by Verso without “cause” or by Mr. Nebel for “good reason” (as such terms are defined in the Severance Agreement) (in either case, an “Eligible Termination”), Mr. Nebel will be entitled to receive (i) a lump sum payment equal to 1.5 times the sum of his annual base salary and his target annual bonus, to be paid within 60 days following his separation from service, (ii) a pro-rata bonus for the year of termination, to be paid at the time Verso pays its annual incentive bonuses generally for that year, (iii) outplacement services for up to 18 months, and (iv) reimbursement of COBRA premiums to continue medical and dental insurance for Mr. Nebel and his eligible dependents for up to 18 months.  If, however, the Eligible Termination occurs in connection with or within 12 months following a “change in control” (as such term is defined in the Severance Agreement), Mr. Nebel will be entitled to the severance benefits described above except the severance multiplier in clause (i) will be “2 times” instead of “1.5 times” and the COBRA reimbursement period in clause (iv) will be 24 months rather than 18 months.  In the event Mr. Nebel’s employment with Verso was to terminate in any of the circumstances described above, the applicable severance benefits described in this paragraph are conditioned on Mr. Nebel executing and not revoking a general release of claims in favor of Verso and complying in all material respects with the terms of any agreement between Mr. Nebel and Verso. Mr. Nebel also entered into a restrictive covenant agreement with Verso which includes confidentiality provisions as well as 18-month post-termination non-compete and no solicitation clauses.

The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.

On January 28, 2021, Verso issued a press release regarding the appointment of Mr. Nebel as Verso’s President and Chief Executive Officer. A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 8.01       Other Events.

On January 27, 2021, the Board appointed Board member Jeffrey Kirt as Vice Chairman of the Board. Mr. Kirt will not receive any additional compensation for his service as Vice Chairman.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit
10.1	Severance Agreement, dated January 27, 2021, by and between Verso Corporation and Randy J. Nebel
99.1	Press Release issued by Verso Corporation on January 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer